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                                                                  EXHIBIT 10.21

                         PREMIUM STANDARD FARMS, INC.
                             DIRECTOR EQUITY PLAN
                          FOR NON-EMPLOYEE DIRECTORS



                  1. ESTABLISHMENT; PURPOSES; EFFECTIVE DATE

     (a) Establishment. Pursuant to the authorization previously granted by the members of PSF Holdings, L.L.C., a Delaware limited liability company ("Holdings"), the Board of Directors of Premium Standard Farms, Inc., a Delaware corporation ("Company"), a wholly-owned subsidiary of Holdings, hereby establishes the Premium Standard Farms, Inc. Director Equity Plan for Non-Employee Directors, for those directors of the Company who are neither officers nor employees of the Company.

     (b) Purposes. The purposes of the Plan are to enable the Company to attract, retain and motivate the best-qualified directors and to enhance a long-term mutuality of interest between the directors and the members of Holdings.

     (c) Effective Date.  The Effective Date of the Plan is May ___, 1997.


                                 2. DEFINITIONS

     Unless the context requires otherwise, the following words as used in the Plan shall have the meanings specified below:

     (a) "Agreement" means the Limited Liability Company Agreement of Holdings, as amended from time to time.

     (b) "Annual Meeting" means an annual meeting of the Company.

     (c) "Annual Retainer" means the aggregate amount of any annual retainer fees that are payable from time to time by the Company to a Participant in cash or as an Award (valued as provided in Section 6(a)) for any services to be performed by the Participant as a member of the Board or any committee thereof, but excludes any meeting fees for attending meetings of the Board or a Board committee.

     (d) "Award" means a grant of Units to a Participant pursuant to the Plan.

     (e) "Board" means the Board of Directors of the Company.

     (f) "Cash Fees" means the amount of any Annual Retainer that would, absent an election pursuant to the terms of the Plan, be payable by the Company in cash to a Participant for any services to be performed by the Participant as a director.

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     (g)  "Change of Control" means such term as defined in Section 5(c).

     (h)  "Code" means the Internal Revenue Code of 1986, as amended.

     (i)  "Company" means Premium Standard Farms, Inc., a Delaware corporation.

     (j) "Disability" means a mental or physical condition which, in the judgment of the Board, renders a Participant unable to carry out his or her responsibilities as a director of the Company, and which condition is expected to be permanent or for an indefinite duration exceeding one year.

     (k) "Fair Market Value" means "Fair Value" as that term is defined in the Agreement.

     (l) "Holdings" means PSF Holdings, L.L.C., a Delaware limited liability company.

     (m) "including" means including without limitation.

     (n) "Participant" means a person who on the Effective Date is director of the Company, but is not an employee of the Company.

     (o) "Plan" means the Premium Standard Farms, Inc. Director Equity Plan for Non-Employee Directors, as set forth herein and as may be amended from time to time.

     (p) "Unit" means a Class A Unit of Holdings.



                               3.  ADMINISTRATION

     (a) Rules; Interpretation; Determinations. The Plan is intended not to require discretionary action with regard to any transaction under the Plan. Subject to the provisions of the Plan, the Board has full authority to interpret and administer the Plan, to establish, amend and rescind rules for carrying out the Plan, to construe Awards, and to make all other determinations and to take all other actions that it deems necessary or desirable for administering the Plan; provided, however, that no such interpretation, rule or determination shall change criteria for the determination of Participants in the Plan, the amount or frequency of any Award that may be granted under the Plan or the terms upon which the restrictions applicable to an Award may lapse. Each determination, interpretation or other action made or taken by the Board shall be final and binding for all purposes and upon all persons. The Board may delegate any or all of its powers and functions under the Plan (other than the power to amend the Plan pursuant to Section 9(b)) to a committee of the Board.

     (b) Agents; Expenses. The Board may appoint agents (who may be employees of the Company) to assist in the administration of the Plan, and may authorize such persons to execute

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agreements or other documents on its behalf.  All expenses incurred in the administration of the Plan shall be paid by the Company.


                    4. UNITS; ADJUSTMENT UPON CERTAIN EVENTS

     (a) Units. The aggregate number of Units that may be issued under the Plan shall not exceed 50,000. Any Units that are subject to an Award and which are forfeited shall not be available for use under the Plan.

     (b) Certain Adjustments. In the event of a division of Holding's Units, the payment of a distribution to members of Holdings in Units, the combination of Units (e.g., the limited liability company equivalents of a stock split, stock dividend or reverse stock split), or the recapitalization or other change in Holding's Units or capital structure, the Board will appropriately adjust the aggregate number of Units available for Awards under Section 4(a). No fractional Units shall be issued in connection with any such adjustment. Whenever a fractional Unit would otherwise be required to be issued, an amount in lieu thereof shall be paid in cash based upon the Fair Market Value of such fractional Unit. The Board's determination shall be conclusive.

                              5.  TERMS OF AWARDS

     (a) Automatic Grants. Each Participant shall be granted 1667 unrestricted Units on the Effective Date.

     (b) Grants to Electing Participants. Each Participant who elects, as set forth in Article 6, to forego a portion of his Annual Retainer for a period of years shall automatically be granted an Award of 2500 restricted Units immediately following the 1997 Annual Meeting, provided that he consents to be bound by the terms of the Agreement.

     (c) Restrictions. Except as otherwise provided in the Plan, restricted Units received pursuant to an Award may not be sold, assigned, pledged, or otherwise transferred until such Units have become vested pursuant to Section 5(c). Unrestricted Units and restricted Units that have become vested and unrestricted shall nevertheless remain subject to the terms of the Agreement.

     (d) Vesting.

         (i) Vesting over time. An additional 833 of the restricted Units shall vest and become unrestricted Units immediately following each of the Company's 1998 and 1999 Annual Meetings, provided that the Participant is elected a director of the Company at each such Annual Meeting. The final 834 restricted Units shall vest and become unrestricted immediately following the Company's 2000 Annual Meeting, provided the Participant is elected a director of the Company at such Annual Meeting.


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     (ii) Accelerated vesting.  Notwithstanding Section 5(d)(i), all restricted
Units shall vest and become unrestricted upon the earliest of (i) the Participant's death or Disability, or (ii) a Change of Control. For purposes of this provision, a "Change of Control" shall mean:

          (A) A consolidation, merger or similar transaction involving the Company which has one or more of the following results: (i) the Company is not the surviving entity; (ii) there is a sale or transfer of all or substantially all of the Company's assets; or (iii) the Company is dissolved or liquidated; or

          (B) A consolidation, merger or similar transaction involving Holdings which has one or more of the following results: (i) Holdings is not the surviving entity; (ii) an Acquiring Entity acquires a majority amount or more of Holdings' Units, as defined in the Plan; (iii) there is a sale or transfer of all or substantially all of Holdings' assets; or (iv) Holdings is dissolved or liquidated.

          (C) The provisions of (A) and (B) above notwithstanding, it is not the intent of the Company to include within the definition of "Change of Control" changes in the ownership of the Company and/or Holdings which are occasioned by the transfer or sale of Units and/or Company common stock to one or more parties who acquire the Units and/or Company common stock for purposes of maintaining a passive investment in the Company and/or Holdings. For these reasons, the parties agree that the Board reserves the authority to determine, in good faith, and in its sole discretion, whether the occurrence of a particular event (such as the sale of Units and/or Company common stock to an affiliate, a current investor, or another third-party passive investor) falls within the definition of a "Change of Control" for purposes of this Agreement; provided that any such determination shall be consistent with any similar determination under the employment agreement of any employee of the Company.

     (e) Termination as a director. If, for any reason other than the Participant's death or Disability or as part of a Change of Control as described in part (A)(ii) of the Change of Control, a Participant's service as a director terminates at any time before the restrictions applicable to an Award have lapsed pursuant to Section 5(d), then the unvested portion of such Award shall be forfeited.

     (f) Rights as a Member. Subject to the provisions of the Plan, an Award shall entitle the grantee thereof to all of the voting, dividend, liquidation and other rights of a holder of Units with respect to the Units subject to such Award.

     (g) Certificate Legend. If the Units shall be certificated, there shall be placed a legend on the certificates for the Units issued pursuant to each Award referring to the restrictions imposed in the Plan.


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                        6. ELECTION OF RESTRICTED UNITS

     (a) Election. No later than the Effective Date, a Participant may elect to forego receipt of the lesser of $10,000 of the Cash Fees or 50% of the Cash Fees payable in respect of each of the annual terms following the 1998, 1999 and 2000 Annual Meetings.

     (b) Form of election. An election under Section 6(a) shall be made by written notice filed with the Secretary of the Company. Such election shall be irrevocable.

                        7.  NONTRANSFERABILITY OF AWARDS

     No Award shall be transferable by the Participant otherwise than by will, under the applicable laws of descent and distribution, or to a beneficiary designated by the Participant in a written notice delivered to the Company. In addition, no Award shall be assigned, negotiated, or pledged in any way (whether by operation of law or otherwise), and no Award shall be subject to execution, attachment or similar process.


                         8.  TERMINATION AND AMENDMENT

     (a) The Plan shall terminate immediately following the 2000 Annual Meeting, unless sooner terminated pursuant to paragraph (b) below. No Award shall be granted under the Plan after the Plan is terminated, provided that any Awards then outstanding shall remain subject to Section 5.

     (b) The Board at any time or from time to time may amend or terminate the Plan without the approval of the members of Holdings; provided that no termination, amendment or modification of the Plan may, without the consent of a Participant, impair the rights and obligations of such Participant arising under any then-outstanding Award.


                             9. GENERAL PROVISIONS

     (a) No Right to Remain as a Director. The existence of Plan shall not obligate the Company to retain any Participant as a director nor shall it obligate any Participant to remain as a director of the Company; provided that, by accepting any Award, a Participant shall represent to the Company that it is the Participant's good faith intention to continue to serve as a director of the Company until the next Annual Meeting.

     (b) Investment Representation; Registration. If the Board determines that the law so requires, the holder of an Award shall, upon the grant of the Award, execute and deliver to Holdings a written statement, in form satisfactory to Holdings, representing and warranting that he or she is purchasing or accepting the Units then acquired for his or her own account and not with a view to the resale or distribution thereof, that any subsequent offer for sale or sale of any such Units shall be made either pursuant to (i) an effective registration statement under the Securities Act of 1933, as amended, or (ii) an exemption from the registration requirements of

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such Act, as provided in a favorable written opinion from counsel approved by
Holdings as to the availability of such exemption.

     (c) No Right to Specific Assets. Nothing contained in the Plan and no action taken pursuant to the Plan (including the grant of any Award) shall create a trust of any kind or any fiduciary relationship between the Company or Holdings and any Participant, the executor, administrator or other personal representative or designated beneficiary of such Participant, or any other persons.

     (d) Non-Exclusivity. The adoption of the Plan shall not limit the power of the Board to adopt any other incentive arrangements it may deem desirable otherwise than under the Plan.

     (e) Legends. Any certificates for Units issued pursuant to the Plan shall bear such legend or legends as Holdings, in its discretion, determines to be necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act of 1933, as amended.

     (f) Necessary Approvals. If at any time the Board shall determine in its discretion that the listing, registration or qualification of the Units covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale of Units under the Plan, no Units will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

     (g) Withholding Taxes. The Company and Holdings shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state or local income or other taxes in connection with the grant of, or lapse of restrictions applicable to, any Award. In lieu thereof, the Company and Holdings shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company or Holdings to the Participant upon such terms and conditions as the Board may prescribe. In the event a Participant makes an election under
Section 83(b) of the Code within 30 days of the grant of an Award, such Participant shall simultaneously with the making of such election, notify the Company and Holdings of having made such election.

     (h) Severability. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

     (i) Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.


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     (j) Controlling Law. The Plan shall be construed and enforced according to the laws of the State of Delaware, excluding the conflict of laws principles thereof.


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